Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Fourth Amendment”) dated as of October 15, 2007 is made by and among TRIUMPH GROUP, INC., a Delaware corporation (the “Borrower”); and PNC BANK, NATIONAL ASSOCIATION, a national banking association as Administrative Agent for the Banks under the Amended and Restated Credit Agreement referred to herein (hereinafter referred to in such capacity as the “Administrative Agent”); BANK OF AMERICA, N.A., in its capacity as syndication agent for the Banks under such agreement (hereinafter referred to in such capacity as the “Syndication Agent”); CITIZENS BANK OF PENNSYLVANIA, in its capacity as documentation agent for the Banks under such agreement (herein referred to in such capacity as the “Documentation Agent”) and each of MANUFACTURERS AND TRADERS TRUST COMPANY and JPMORGAN CHASE BANK, N.A., each in its capacity as Managing Agent for the Banks under such agreement (hereinafter referred to in such capacity as the “Managing Agent”); and PNC BANK, NATIONAL ASSOCIATION;  BANK OF AMERICA, N.A.; CITIZENS BANK OF PENNSYLVANIA; MANUFACTURERS AND TRADERS TRUST COMPANY; NATIONAL CITY BANK;  JPMORGAN CHASE BANK, N.A.; SOVEREIGN BANK; BRANCH BANKING AND TRUST COMPANY; AND LASALLE BANK NATIONAL ASSOCIATION as the Banks.

Reference is made to the Amended and Restated Credit Agreement dated as of July 27, 2005 by and among the Borrower, the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Managing Agents, as amended pursuant to that First Amendment To Amended And Restated Credit Agreement dated as of September 18, 2006, as amended pursuant to that Second Amendment to Amended and Restated Credit Agreement dated as of October 20, 2006, and as amended pursuant to that Third Amendment to Amended and Restated Credit Agreement dated as of December 22, 2006 (as so amended, the “Credit Agreement”). (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Credit Agreement.)

The Borrower, the Banks and the Agents have agreed that the Credit Agreement be amended as provided herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Amendments to Credit Agreement.

AMENDMENT OF EXISTING DEFINITIONS:

(a)                                  Existing Definitions. The following existing definitions in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market, (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, and (iii) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

Euro-Rate shall mean the following:

(A)  with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers’ Association as set forth on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market) or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent as such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted
by Bloomberg or appropriate successor as shown on

Euro-Rate =                       Bloomberg Page BBAM1
1.00 = Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(B)  with respect to Optional Currency Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (i) the rate of interest per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Bloomberg Page (or, if no such quotation is available on such Bloomberg Page, on the appropriate such other substitute Bloomberg page that displays rates at which the relevant Optional Currency deposits are offered by leading banks in the London interbank deposit market) or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates at which such Optional Currency deposits are offered by leading banks in the London interbank deposit market (an “Optional Currency Alternate Source”), at approximately 9:00 a.m., Pittsburgh time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Borrowing Tranche (“LIBO Rate”) by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

LIBO Rate

Euro-Rate                                           =

1 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) of a member bank in such System; and (ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.

GAAP shall mean United States generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

Swing Loan Commitment shall mean PNC Bank’s commitment to make Swing Loans to the Borrower in an aggregate Dollar Equivalent principal amount of up to $30,000,000.

ADDITION OF NEW DEFINITIONS:

(b)                                 New Definitions. The following new definitions are hereby inserted into Section 1.1 of the Credit Agreement in alphabetical order to read as follows:

Cash Collateralize shall mean, with respect to Letters of Credit Outstanding, that the Borrower shall deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the Letters of Credit Outstanding.

Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty (whether or not constituting Indebtedness) given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

Dollar Equivalent shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

Dollar Equivalent Revolving Facility Usage shall mean at any time the sum of the Dollar Equivalent amount of Revolving Credit Loans then outstanding, the Dollar Equivalent amount of Swing Loans then outstanding, and the Dollar Equivalent amount of Letters of Credit Outstanding.

Equivalent Amount shall mean, at any time, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to the Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

Optional Currency shall mean any of the following currencies: British Pounds Sterling, Euros, Canadian Dollars, Mexican Pesos and any other currency approved by the Administrative Agent and all of the Banks pursuant to Section 2.11.4, and, for purposes of advances under the Swing Loan Commitment only, Thai Baht and no other currency.

Original Currency shall have the meaning assigned to such term in Section 4.9.1.

Other Currency shall have the meaning assigned to such term in Section 4.9.1.

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in the such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market.

Reference Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

Thai Baht Sublimit shall mean the Dollar Equivalent of $10,000,000.

AMENDMENT OF EXISTING SECTIONS TO CREDIT AGREEMENT:

(c)                                  Existing Sections. The following existing Sections of the Credit Agreement are hereby amended and restated to read as follows:

(i)                                     Section 2.1.1 (General) of the Credit Agreement is hereby amended and restated to read as follows:

“2.1.1                  General.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that (i) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Bank shall not exceed such Bank’s Revolving Credit Commitment minus such Bank’s Ratable Share of the Dollar Equivalent amount of the then outstanding Swing Loans and the Dollar Equivalent amount of Letters of Credit Outstanding, (ii) the aggregate Dollar Equivalent amount of Loans in Optional Currencies outstanding shall not exceed $200,000,000, and (iii) no Loan to which the Base Rate Option applies shall be made in an Optional Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.”

(ii)                                  Section 2.2 (Nature of Banks’ Obligations with Respect to Revolving Credit Loans) of the Credit Agreement is hereby amended and restated to read as follows:

“2.2                           Nature of Banks’ Obligations with Respect to Revolving Credit Loans.

Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate Dollar Equivalent amount of each Bank’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Dollar Equivalent amount of Letter of Credit Outstandings, subject to Section 4.6.1. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor the several obligations of the other Banks to the Borrower; nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.”

(iii)                               Section 2.3 (Commitment Fees) of the Credit Agreement is hereby amended and restated to read as follows:

“2.3                           Commitment Fees.

Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Bank, as consideration for such Bank’s Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the “Commitment Fee”), calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid, on the average daily difference between the amount of (i) such Bank’s Revolving Credit Commitment as the same may be constituted from time to time and (ii) the principal amount of such Bank’s Ratable Share of Revolving Facility Usage. All Commitment Fees shall be payable in arrears on the first Business Day of each October, January, April and July and on the Expiration Date or upon acceleration of the Notes. For purposes of this computation, PNC Bank’s outstanding Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment.”

(iv)                              Section 2.4 (Revolving Credit Loan Requests) of the Credit Agreement is hereby amended and restated to read as follows:

“2.4                           Revolving Credit Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than (i) 2:00 p.m., Pittsburgh time, three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the date of conversion to or the renewal of the Euro-Rate Option for any such Loans and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option for Revolving Credit Loans in an Optional Currency; and (ii) 10:30 a.m., Pittsburgh time on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan to which the Euro-Rate Option applies, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, or facsimile in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $500,000 and not less than

$2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $200,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) the currency in which such Loans shall be funded if the Borrower is electing the Euro-Rate Option; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche. If the Borrower (i) fails to specify an interest rate option to be applicable to a Borrowing Tranche of Loans, the Borrower shall be deemed to have requested the Base Rate Option with respect to such Borrowing Tranche, or (ii) elects the Euro-Rate option but fails to specify an Interest Period to apply to the applicable Revolving Credit Loans, such Interest Period shall be 1 month.”

(v)                                 Section 2.5 (Making Revolving Credit Loans) of the Credit Agreement is hereby amended and restated to read as follow:

“2.5                           Making Revolving Credit Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the currencies in which such Revolving Credit Loans are to be made, the amount(s) and type(s) of each and the applicable Interest Period(s) (if any); and (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent in the appropriate currencies such that the Administrative Agent shall, to the extent the Banks have made funds available to it for such purposes, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and/or Optional Currencies, as applicable, and in immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the Borrowing Date, provided that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on the Borrowing Date and such Bank shall be subject to the repayment obligation in Section 9.16.”

(vi)                              Section 2.8.1 (Issuance of Letters of Credit) of the Credit Agreement is hereby amended and restated to read as follows:

“2.8.1                  Issuance of Letter of Credit.

Borrower may request the issuance of a letter of credit (each a “Letter of Credit”) which may be denominated in either Dollars or an Optional Currency for itself or on behalf of another Loan Party by delivering or having such other Loan Party deliver to the Administrative Agent a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. All letters of credit issued and outstanding under the 2000 Credit Agreement shall be deemed to have been issued under this Agreement. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.8, the Administrative Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and provided that in no event shall (i) the Dollar Equivalent amount of Letters of Credit Outstanding exceed, at any one time, $30,000,000 or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.”

(vii)                           Section 2.8.2 (Letter of Credit Fees) of the Credit Agreement is hereby amended and restated to read as follows:

“2.8.2                  Letter of Credit Fees.

The Borrower shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Banks a fee (the “Letter of Credit Fee”) calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid, and (ii) to the Administrative Agent for its own account a fronting fee equal to 1/8% per annum, which fees shall be computed on the daily average Dollar Equivalent amount of Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of October, January, April and July following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Administrative Agent in Dollars for the Administrative Agent’s sole account the Administrative Agent’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.”

(viii)                        Section 2.8.3 (Disbursements, Reimbursement) of the Credit Agreement is amended by amending and restating subsections 2.8.3.2, 2.8.3.3 and 2.8.3.4 thereof to read as follows:

“2.8.3.2             In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Administrative Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Administrative Agent shall sometimes be referred to as a “Reimbursement Obligation”) the Administrative Agent in Dollars prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Administrative Agent under any Letter of Credit (each such date, an “Drawing Date”) in an amount equal to the Dollar Equivalent amount so paid by the Administrative Agent. In the event the Borrower fails to reimburse the Administrative Agent for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks in Dollars under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent pursuant to this Section 2.8.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.8.3.3                   Each Bank shall upon any notice pursuant to Section 2.8.3.2 make available to the Administrative Agent an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the participating Banks shall (subject to Section 2.8.3.4) each be deemed to have made a Revolving Credit Loan in Dollars to the Borrower under the Base Rate Option in that amount. If any Bank so notified fails to make available in Dollars to the Administrative Agent for the account of the Administrative Agent the amount of such Bank’s Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank’s obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.8.3.3.

2.8.3.4                   With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans to the Borrower under the Base Rate Option in whole or in part as contemplated by Section 2.8.3.2, because of the Borrower’s failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in Dollars equal to the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank’s payment to the Administrative Agent pursuant to Section 2.8.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Bank in satisfaction of its participation obligation under this Section 2.8.3.”

The remainder of Section 2.8.3 (Disbursements, Reimbursement) remains unchanged hereby.

(ix)                                Section 2.9 (Swing Loans) of the Credit Agreement is hereby amended by amending and restating subsection 2.9.1 (Making Swing Loans), 2.9.2 (Swing Loan Request), 2.9.4 (Repayment), 2.9.5 (Participation) to read as follows:

“2.9                           Swing Loans.

2.9.1                        Making Swing Loans.

Subject to the terms and conditions hereof, PNC Bank may in its discretion make swing line loans in Dollars and/or Thai Baht (the “Swing Loans”) to the Borrower from time to time prior to the Expiration Date in an aggregate outstanding principal amount up to the amount of the Swing Loan Commitment for periods requested by the Borrower (provided that with respect to Swing Loans made in Thai Baht such periods shall be one or two Months) and agreed to by PNC Bank; provided, that, no Swing Loan shall be made if, after giving effect to the making of such Swing Loan and the simultaneous application of the proceeds thereof, (x) the aggregate Dollar Equivalent Revolving Facility Usage would exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks, (y) the aggregate amount of all Revolving Credit Loans made by a Bank plus such Bank’s Ratable Share of the amount of Swing Loans and Letter of Credit Outstandings then outstanding would exceed its Revolving Credit Commitment, or (z) the aggregate outstanding Swing Loans in Thai Baht would exceed the Thai Baht Sublimit. Within the foregoing limits, the Borrower may, prior to the Expiration Date borrow, repay and reborrow under the Swing Loan Commitment, subject to and in accordance with the terms and limitations hereof. The interest rate for a Swing Loan shall be the rate that is mutually agreed by the Borrower and PNC Bank at the time such Swing Loan is made or, absent such an agreement, at the Base Rate, provided that Swing Loans made in Thai Baht shall earn interest at the Euro-Rate Option available for Optional Currency Loans as otherwise provided (and subject to the conditions and restrictions) set forth in Sections 3.1 and 3.2.

2.9.2                        Swing Loan Request.

The Borrower may request a Swing Loan to be made on any Business Day. Each request for a Swing Loan shall be in the form of a Swing Loan Request (or a request by telephone immediately confirmed in writing, it being understood that PNC Bank may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation) and received by the Administrative Agent not later than 1:00 p.m. (Pittsburgh time) on the Business Day such Swing Loan is to be made for Swing Loans to be made in Dollars, and four (4) Business Days prior to the Business Day such Swing Loan is to be made for Swing Loans to be made in Thai Baht, specifying in each case (i) the currency to be borrowed (which shall be Dollars and/or Thai Baht) and the amounts to be borrowed of each, (ii) the requested Borrowing Date, and (iii) the date such Swing Loan is to be repaid, if applicable (the “Swing Loan Repayment Date”). The request for such Swing Loan shall be irrevocable. Provided that all applicable conditions precedent contained herein have been satisfied, PNC Bank shall, not later than 4:00 p.m., Pittsburgh time, on the date specified in the Borrower’s request for such Swing Loan, make such Swing Loan by crediting the Borrower’s deposit account with PNC Bank.

2.9.4                        Repayment.

Swing Loans shall be repaid on the earlier of (i) the Expiration Date or (ii) the Swing Loan Repayment Date for such Swing Loan, or in the case of any Swing Loan at any time upon demand by the Administrative Agent (any such date being the “Swing Loan Conversion Date”). Unless the Borrower shall have notified the Administrative Agent prior to 11:00 a.m., Pittsburgh time, on such Swing Loan Conversion Date that the Borrower intends to repay such Swing Loan with funds other than the proceeds of a Revolving Credit Loan, the Borrower shall be deemed to have given notice to the Administrative Agent requesting the Banks to make Revolving Credit Loans in U.S. Dollars in an amount determined by PNC Bank in its sole discretion as the U.S. Dollar Equivalent at the prevailing market rate of such Swing Loans, which Revolving Credit Loans shall earn interest at the Base Rate in effect on the Swing Loan Conversion Date in an aggregate amount equal to the amount of such Swing Loan plus interest thereon, and the Banks shall, on the Swing Loan Conversion Date, make Revolving Credit Loans (without the requirement that they comply with the conditions for Revolving Credit Loans in Section 2.4 [Revolving Credit Loan Requests], which shall earn interest at the Base Rate, in an aggregate amount equal to the amount of such Swing Loan plus interest thereon, the proceeds of which shall be applied directly by the Administrative Agent to repay PNC Bank for such Swing Loan then due plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Revolving Credit Loans are not received by PNC Bank on the Swing Loan Conversion Date in an aggregate amount equal to the amount of such Swing Loan then due plus accrued interest, the Borrower shall reimburse PNC Bank on the day immediately following the Swing Loan Conversion Date, in same day funds, in an amount equal to the excess of the amount of such Swing Loan then due over the aggregate amount of such Revolving Credit Loans, if any, received plus accrued interest thereon.

2.9.5                        Participations.

In the event that the Borrower shall fail to repay PNC Bank as provided in Section 2.9.4, the Administrative Agent shall promptly notify each Bank of the unpaid amount of such Swing Loan and of such Bank’s respective participation therein in an amount equal to such Bank’s Ratable Share of such Swing Loan. Each Bank shall make available to the Administrative Agent for payment to PNC Bank an amount equal to its respective participation therein (including without limitation its Ratable Share of accrued but unpaid interest thereon, provided that the interest rate payable by the participating Banks shall not exceed the Base Rate), in Dollars and in same day funds at the office of the Administrative Agent specified in such notice; provided however that with respect to any Swing Loan denominated in Thai Baht, each Bank shall make available to the Administrative Agent its Ratable Share of the U.S. Dollar Equivalent of such amount at prevailing market rates as determined by PNC Bank in its sole discretion. If such notice is delivered by the Administrative Agent by 11:00 a.m., Pittsburgh time, each Bank shall make funds available to the Administrative Agent on that Business Day. If such notice is delivered after 11:00 a.m., Pittsburgh time, each Bank shall make funds available to the Administrative Agent on the next Business Day. In the event that any Bank fails to make available to the Administrative Agent the amount of such Bank’s participation in such unpaid amount as provided herein, PNC Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Federal Funds Effective Rate for each day during the period between the date such participation amount is required to be paid and the date on which such Bank makes available its participation in such unpaid amount. The failure of any Bank to make available to the Administrative Agent its Ratable Share of any such unpaid amount shall not relieve any other Bank of its obligations hereunder to make available to the Administrative Agent its Ratable Share of such unpaid amount on the Swing Loan Conversion Date. The Administrative Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.9.5 with respect to the unpaid amount of any Swing Loan, such Bank’s Ratable Share (based on its participation in such Swing Loan and interest thereon) of all payments received by the Administrative Agent from the Borrower in repayment of such Swing Loan when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this Section 2.9.5 shall have a direct right to repayment of such amounts from the Borrower subject to the procedures for repaying Banks set forth in this Section 2.9.5 and the provisions of Section 4.”

The remainder of Section 2.9 (Swing Loans) of the Credit Agreement (including without limitation Section 2.9.3 (Swing Loan Note)) remains unchanged hereby.

(x)                                   Section 3.1 (Interest Rate Options) of the Credit Agreement is hereby amended and restated to read as follows:

“3.1                           Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank’s highest lawful rate, the rate of interest on such Bank’s Loan shall be limited to such Bank’s highest lawful rate. The interest rate applicable to the Swing Loans shall be governed by Section 2.9. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrower in such Optional Currency.”

The remainder of Section 3.1 (Interest Rate Options) remains unchanged hereby.

(xi)                                Section 3.1.1 (Revolving Credit Interest Rate Options) of the Credit Agreement is hereby amended and restated to read as follows:

“3.1.1                  Revolving Credit Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans, except that no Loan to which the Base Rate Option shall apply may be made in an Optional Currency:

(i)                                     Revolving Credit Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the applicable number of basis points calculated under the Pricing Grid, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)                                  Revolving Credit Euro-Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed, provided that, for Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Administrative Agent, such rate shall be calculated on the basis of a year of 365 for the actual days elapsed) equal to the Euro-Rate plus the applicable number of basis points calculated under the Pricing Grid.”

(xii)                             Section 3.1.2 (Rate Quotations) of the Credit Agreement is hereby amended and restated to read as follows:

“3.1.2                  Rate Quotations.

The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.”

(xiii)                          Section 3.2 (Interest Periods) of the Credit Agreement is hereby amended and restated to read as follows:

“3.2                           Interest Periods.

At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option, with respect to an Optional Currency Loan, and three (3) Business Days prior to the effective date of such Euro-Rate Option, with respect to a Dollar Loan. The notice shall specify an interest period (the “Interest Period”) during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months, provided that, the sole Interest Periods applicable to Optional Currency Loans shall be one or two Months, and provided further, that:”

The remaining portion of Section 3.2 (Interest Periods) prior to the enumerated Subsections thereof remains unchanged hereby. Subsections 3.2.1, 3.2.3 and 3.2.4 remain unchanged hereby.

(xiv)                         Section 3.2.2 (Amount of Borrowing Tranche) of the Credit Agreement is hereby amended and restated to read as follows:

“3.2.2                  Amount of Borrowing Tranche.

The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $500,000 and not less than $2,000,000;”

(xv)                            Section 3.4.2 (Illegality; Increased Costs; Deposits Not Available) of the Credit Agreement is hereby amended and restated to read as follows:

“3.4.2                  Illegality; Increased Costs; Deposits Not Available.

If at any time any Bank shall have determined that:

(i)                                     the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good-faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)                                  such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

(iii)                               after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank with respect to such Loan in the London interbank market, then the Administrative Agent shall have the rights specified in Section 3.4.3.”

(xvi)                         Section 3.4.3 (Administrative Agent’s and Banks’ Rights) of the Credit Agreement is hereby amended and restated to read as follows:

“3.4.3                  Administrative Agent’s and Bank’s Rights.

In the case of any event specified in subsection 3.4.1 above, the Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option or select an Optional Currency (as applicable) shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent’s or such Bank’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under subsection 3.4.1 of this Section 3.4 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Administrative Agent of a determination under subsection 3.4.2 of this Section 3.4, the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 4.5.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.”

(xvii)                      Section 3.5 (Selection of Interest Rate Options) of the Credit Agreement is hereby amended and restated to read as follows:

“3.5                           Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Euro-Rate Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.1, the Borrower shall be deemed to have (a) with respect to Dollar Loans, converted such Borrowing Tranche to the Revolving Credit Base Rate Option, commencing upon the last day of the existing Interest Period and (b) with respect to any such Optional Currency Loan Borrowing Tranche, continued the same Optional Currency therefor, but selected a one Month Interest Period therefor, commencing upon the last day of the existing Interest Period.”

(xviii)                   Section 4.1 (Payments) of the Credit Agreement is hereby amended and restated to read as follows:

“4.1                           Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars except that payments of principal or interest shall be made in the currency in which such Loan was made, and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 1:00 p.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent’s and each Bank’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated.”“

(xix)                           Section 4.3 (Interest Payment Dates) of the Credit Agreement is hereby amended and restated to read as follows:

“4.3                           Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each October, January, April and July and on the date such Loans are repaid in full. Interest on Loans to which the Euro-Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the last day of every third month during such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or such other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).”

(xx)                              Section 4.4.1 (Right to Prepay) of the Credit Agreement is hereby amended and restated to read as follows:

“4.4.1                  Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in subsection 4.4.2 below or in Section 4.5) in the currency in which such Loan was made:

(i)                                     at any time with respect to any Loan to which the Base Rate Option applies,

(ii)                                  on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

(iii)                               on the date specified in a notice by any Bank pursuant to Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] with respect to any Loan to which a Euro-Rate Option applies.

Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent on or before (and in the case of Optional Currency Loans, four (4) days before) the date of prepayment of Loans setting forth the following information:

(a)                                  the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(b)                                 a statement indicating the application of the prepayment; and

(c)                                  the total principal amount and currency of such prepayment, the Dollar Equivalent amount of which shall not be less than $200,000 for the Revolving Credit Loans.

Notwithstanding the foregoing to the contrary, whenever the Borrower desires to prepay any part of the Swing Loans it shall provide notice thereof no later than 12:00 noon, Pittsburgh time, on the date of prepayment of Swing Loans setting forth the following information:

(x)                                   the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

(y)                                 a statement indicating the application of the prepayment between the Swing Loans.

The amount of the payment shall not be less than $25,000 for any Swing Loan except for Swing Loans made pursuant to Section 2.9.9, as to which there shall be no minimum.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. Except as provided in Section 3.3.3, if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Dollar Loans to which the Euro-Rate Option applies, and then to Optional

Currency Loans. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Banks under Section 4.5.2.”

(xxi)                           Section 4.4.2 (Replacement of a Bank) of the Credit Agreement is hereby amended and restated to read as follows:

“4.4.2                  Replacement of a Bank.

In the event any Bank (i) gives notice under Section 3.4.2 or Section 4.5.1, (ii) does not fund Revolving Credit Loans in breach of its obligations under Section 2.5 or because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank’s Commitment within ninety (90) days after (w) receipt of such Bank’s notice under Section 3.4.2 or 4.5.1, (x) the date such Bank has failed to fund Revolving Credit Loans in breach of its obligations under Section 2.5 or because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.5 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 and provided that all Letters of Credit have expired, been terminated or replaced or cash collateral or backup letters of credit shall have been deposited.”

(xxii)                        Section 4.5.1 (Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. ) of the Credit Agreement is hereby amended and restated to read as follows:

“4.5.1                  Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

(i)                                     subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

(ii)                                  imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank or any Lending Office of any Bank, or

(iii)                               imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank or any Lending Office of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or its Lending Office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank’s capital, taking into consideration such Bank’s customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good-faith (using any averaging and attribution methods employed in good-faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense (to the extent not reflected in the determination of Base Rate). Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.”

(xxiii)                     Section 7.2.1                             (Indebtedness) of the Credit Agreement is amended by amending and restating subsection 7.2.1.1 (General Covenants) to read as follows:

“7.2.1.1             General Covenant:

Other than the Indebtedness under the Loan Documents, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist

(i) any secured Indebtedness, except, subject to Section 7.2.1.2 [Limitation on Aggregate Amount], for Indebtedness secured by Permitted Liens; or

(ii) any unsecured Indebtedness, except, subject to Section 7.2.1.2 [Limitation on Aggregate Amount], for:

(y) notes issued in favor of the seller as consideration for an acquisition permitted under Section 7.2.6(ii) hereof; provided that: (A) the Indebtedness evidenced by such notes is included in the consideration for such acquisition, and (B) such notes are subordinated in all respects to the Obligations in a manner satisfactory to the Administrative Agent; provided, further, that such notes may be repaid in accordance with their terms at or before the Expiration Date so long as no Event of Default or Potential Default then exists or will result from such payment, and

(z) other unsecured Indebtedness; provided that (A) the Obligations under this Agreement, the Notes and each of the other Loan Documents rank at least pari passu in priority of payment with such unsecured Indebtedness and (B) no Event of Default or Potential Default then exists nor will result from incurring such unsecured Indebtedness.”

The remainder of Section 7.2.1 (Indebtedness) remains unchanged hereby.

(xxiv)                    Section 7.2.6 (Liquidations, Mergers, Consolidations, Acquisitions) of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.6                  Liquidations, Mergers, Consolidations, Acquisitions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except that

(i)                                     any Subsidiary may consolidate or merge into the Borrower or another Subsidiary; and

(ii)                                  the Borrower or any of its Subsidiaries may acquire assets or Capital Stock of other Persons engaged in the business of aviation services (each a “Permitted Acquisition”), provided that:

(a)                                  no Event of Default exists or will result from such acquisition;

(b)                                 with respect to any Permitted Acquisition for which the aggregate Consideration to be paid therefor equals or exceeds $30,000,000, the Borrower notifies the Administrative Agent in writing of the acquisition at least 15 days before it is scheduled to close, and includes with such notice, to the satisfaction of the Administrative Agent, the following:

(1)                                  a certification by the Chief Executive Officer, President or Chief Financial Officer of the Borrower confirming the matters addressed in clauses (a) and (b) of this Section 7.2.6(ii) and including a pro forma computation of clause (c) below, and

(2)                                  if the Borrower wishes to include any of the pre-acquisition EBITDA of the acquired business in the Borrower’s Consolidated Adjusted EBITDA, copies of the financial statements, due diligence reports, and computations described in, and to the extent required under, clause (1) of the definition of Consolidated Adjusted EBITDA.

(c)                                  on a pro forma basis using historical Consolidated EBITDA of the assets and business being acquired in such acquisition, the Borrower is in compliance with all financial covenants and other covenants contained in this Agreement (including without limitation Section 7.2.1) for the full fiscal quarter most recently ended and for the full fiscal year most recently ended, as though such acquisition had occurred on the first day of each of such respective periods,”

(xxv)                       Section 7.2.17 (Minimum Net Worth) of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.17                 Intentionally Omitted.”

(xxvi)                    Section 9.16 (Availability of Funds) of the Credit Agreement is hereby amended and restated to read as follows:

“9.16                     Availability of Funds.

Unless the Administrative Agent shall have been notified by a Bank prior to the date and time upon which a Loan is to be made that such Bank does not intend to make available to the Administrative Agent such Bank’s portion of such Loan, the Administrative Agent may assume that such Bank has made or will make such proceeds available to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount in the applicable currency. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank in the applicable currency, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.”

(xxvii)                 Section 9.17 (Calculations) of the Credit Agreement is hereby amended and restated to read as follows:

“9.17                     Calculations.

In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate or the Overnight Rate if such computation relates to a Loan made in an Optional Currency.”

(xxviii)              The following sentence is hereby added to the end of Section 10.6 (Notices) of the Credit Agreement:

“Schedule 1.1(B) lists the Lending Office (each a “Lending Office”) of each Bank. Each Bank may change its Lending Office by written notice to the other parties hereto.”

The remainder of Section 10.6 (Notices) remains unchanged hereby.

ADDITION OF NEW SECTIONS TO THE CREDIT AGREEMENT:

(d)                                 The following new Sections are hereby inserted into the Credit Agreement, in numerical order, to read as follows:

(i)                                     New Section 2.11 to the Credit Agreement:

“2.11                     Utilization of Commitments in Optional Currencies.

2.11.1                  Periodic Computations of Dollar Equivalent Amounts of Loans and Letters of Credit Outstanding.

The Administrative Agent will determine the Dollar Equivalent amount of (i) proposed Swing Loans, Revolving Credit Loans or Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii)  Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Swing Loans and Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), a “Computation Date”).

2.11.2                  Notices From Banks That Optional Currencies Are Unavailable to Fund New Loans.

The Banks shall be under no obligation to make the Revolving Credit Loans requested by the Borrower which are denominated in an Optional Currency if any Bank notifies the Administrative Agent by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Bank cannot provide its share of such Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent receives a timely notice from a Bank pursuant to the preceding sentence, the Administrative Agent will notify the Borrower no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Banks of the same. If the Borrower receives a notice described in the preceding sentence, the Borrower may, by notice to the Administrative Agent not later than 5:00 p.m. (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans, either (a) withdraw the Loan Request for such Revolving Credit Loans, in which event the Administrative Agent will promptly notify each Bank of the same and the Banks shall not make such Revolving Credit Loans, or (b) request that the Revolving Credit Loans referred to in its Loan Request be made in Dollars or in a different Optional Currency in an amount equal to the Dollar Equivalent or other Optional Currency Equivalent Amount of such Revolving Credit Loans and shall (A) in the case of Revolving Credit Loans denominated in Dollars, bear interest under the Base Rate Option or the Euro-Rate Option, as elected by the Borrower, or (B) in the case of Revolving Credit Loans denominated in an Optional Currency, bear interest under the Euro-Rate Option, in which event the Administrative Agent shall promptly deliver a notice to each Bank stating: (X) that such Revolving Credit Loans shall be made in the applicable currency and shall bear interest under the Base Rate Option or the Euro-Rate Option, as applicable, (Y) the aggregate amount of such Revolving Credit Loans, and (Z) such Bank’s Ratable Share of such Revolving Credit Loans. If the Borrower does not withdraw such Loan Request before such time as provided in clause (a) or request before such time that the requested Revolving Credit Loans referred to in its Loan Request be made in Dollars or a different

Optional Currency as provided in clause (b), then (i) the Borrower shall be deemed to have withdrawn such Loan Request and (ii) the Administrative Agent shall promptly deliver a notice to each Bank thereof and the Banks shall not make such Revolving Credit Loans.

2.11.3                  Notices From Banks That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option.

If the Borrower delivers a Loan Request requesting that the Banks renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Banks shall be under no obligation to renew such Euro-Rate Option if any Bank delivers to the Administrative Agent a notice by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to effective date of such renewal that such Bank cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent receives a timely notice from a Bank pursuant to the preceding sentence, the Administrative Agent will notify the Borrower no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Banks of the same. If the Administrative Agent shall have so notified the Borrower that any such renewal of Optional Currency Loans is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Optional Currency Loans. The Administrative Agent will promptly notify the Borrower and the Banks of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Optional Currency Loans as of the Computation Date with respect thereto and such Bank’s Ratable Share thereof.

2.11.4                  Requests for Additional Optional Currencies.

The Borrower may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Banks in the applicable interbank market. The Administrative Agent will promptly notify the Banks of any such request promptly after the Administrative Agent receives such request. The Administrative Agent and each Bank may grant or accept such request in their sole discretion. The Administrative Agent will promptly notify the Borrower of the acceptance or rejection by the Administrative Agent and each of the Banks of the Borrower’s request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Banks approve of the Borrower’s request.”

(ii)                                  New Section 2.12 to the Credit Agreement:

“2.12                     Currency Repayments.

Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same

Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for Borrower to effect payment of a Loan in the Optional Currency in which such Loan was made, or if Borrower defaults in its obligations to do so, the Required Banks may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Administrative Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Banks may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, Borrower shall make such payment, and Borrower agrees to hold each Bank harmless from and against any loss incurred by any Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of Borrower hereunder, Borrower’s obligations under this Section 2.12 shall survive termination of this Agreement.”

(iii)                               New Section 2.13 to the Credit Agreement:

“2.13                     Optional Currency Amounts.

Notwithstanding anything contained herein to the contrary, the Administrative Agent may, with respect to notices by Borrower for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Administrative Agent shall promptly notify Borrower and the Banks of such rounded amounts and Borrower’s request or notice shall thereby be deemed to reflect such rounded amounts.”

(iv)                              New Section 4.4.4 to the Credit Agreement:

“4.4.4                  Change of Lending Office.

Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Lending Office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.4 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Administrative Agent or any Bank provided in this Agreement.”

(v)                                 New Section 4.6 to the Credit Agreement

“4.6                           Mandatory Prepayments.

4.6.1                        Currency Fluctuations.

If on any Computation Date (i) the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments, (ii) the Dollar Equivalent of Loans in Optional Currencies shall exceed $200,000,000, (iii) the Dollar Equivalent of Letters of Credit Outstanding shall exceed $30,000,000, or (iv) the Dollar Equivalent of Swing Loans denominated in Thai Bahts shall exceed the Thai Baht Sublimit, as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrower of the same. The Borrower shall pay or prepay Loans (subject to Borrower’s indemnity obligations under Sections 4.4 [Voluntary Prepayments] and 4.5 [Additional Compensation in Certain Circumstances]) within one (1) Business Day after receiving such notice such that after giving effect to such payments or prepayments, (a) the Dollar Equivalent Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (b) the Dollar Equivalent of Loans in Optional Currencies shall not exceed $200,000,000, and (c) the Dollar Equivalent of Swing Loans denominated in Thai Bahts shall not exceed the Thai Baht Sublimit. With respect to the circumstance identified in clause (iii) of the first sentence of this paragraph, the Borrower shall Cash Collateralize the Letters of Credit Outstanding to the extent of the amount by which the Dollar Equivalent of Letters of Credit Outstanding exceeds $30,000,000.

4.6.2                        Application Among Interest Rate Options.

All prepayments required pursuant to this Section 4.6 [Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Dollar Loans subject to a Euro-Rate Option and then to Optional Currency Loans subject to the Euro-Rate Option. In accordance with Section 4.5.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.”

(vi)                              New Section 4.7 to the Credit Agreement:

“4.7                           Interbank Market Presumption.

For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Bank and the Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and, each Bank’s and the Administrative Agent’s determination of amounts payable under, and actions required or authorized by, Sections 3.4 [Euro-Rate Unascertainable] and 4.5 [Additional Compensation in Certain Circumstances] shall be calculated, at each Bank’s and the Administrative Agent’s option, as though each Bank and the Administrative Agent funded its each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.”

(vii)                           New Section 4.8 to the Credit Agreement:

“4.8                           Taxes.

4.8.1                        No Deductions.

All payments made by Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.8) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

4.8.2                        Stamp Taxes.

In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as “Other Taxes”).

4.8.3                        Indemnification for Taxes Paid by a Bank.

Borrower shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.8) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

4.8.4                        Certificate.

Within 30 days after the date of any payment of any Taxes by Borrower, Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of Borrower to that effect.

4.8.5                        Survival.

Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Sections 4.8.1 through 4.8.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.”

(viii)                        New Section 4.9 to the Credit Agreement

“4.9                           Judgment Currency.

4.9.1                        Currency Conversion Procedures for Judgments.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

4.9.2                        Indemnity in Certain Events.

The obligation of Borrower in respect of any sum due from Borrower to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.”

(e)                                  Exhibit 1.1(P)(1) - Pricing Grid to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit 1.1(P)(1) hereto.

(f)                                    Exhibit 1.1(S)(2) - Form of Swing Loan Note is hereby amended and restated to read as set forth on Exhibit 1.1(S)(2) hereto.

(g)                                 Schedule 1.1(B) - Commitments of Banks to the Credit Agreement is hereby amended and restated to read as set forth on Schedule 1.1(B) hereto.

2.                                       Effectiveness of Fourth Amendment. This Fourth Amendment shall be effective on the date upon which each of the following conditions precedent has been satisfied.

(a)                                  Execution of this Fourth Amendment.

This Fourth Amendment shall have been executed by the Borrower, each of the Guarantors and each of the Required Banks.

(b)                                 Fees and Expenses.

The Borrower shall have paid to the Administrative Agent all fees and expenses due and payable, including reasonable fees of the Administrative Agent’s counsel.

3.                                       Miscellaneous.

(a)                                  All of the terms, conditions, provisions and covenants in the Notes, the Credit Agreement, the Loan Documents, and all other documents delivered to the Banks and the Administrative Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Fourth Amendment and are hereby ratified and confirmed.

(b)                                 This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)                                  The Borrower shall reimburse the Administrative Agent for all expenses for which the Administrative Agent is entitled to be reimbursed, including the fees of counsel for the Administrative Agent in connection with this Fourth Amendment.

(d)                                 Each and every one of the terms and provisions of this Fourth Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Banks and the Administrative Agent and their respective successors and assigns.

(e)                                  This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

(f)                                    The execution and delivery of this Fourth Amendment shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

(g)                                 The Borrower represents and warrants that there exists no Event of Default or Potential Default.

(h)                                 The Borrower represents and warrants that all of the Persons required to be “Guarantors” are in fact Guarantors, have become a party to the Guaranty and Suretyship Agreement by executing and delivering to the Administrative Agent on behalf of the Banks the guarantor joinder, and have executed this Fourth Amendment as of the date hereof.

(i)                                     The Loan Parties hereby represent and warrant to the Administrative Agent and the Banks that after giving effect to this Fourth Amendment, (a) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date, and (b) the Loan Parties are in compliance with all terms, conditions, provisions, and covenants contained in the Credit Agreement, as amended hereby and the other Loan Documents. This Fourth Amendment has been duly executed by an authorized officer of each Loan Party. The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other agreement governing or binding upon any of the Loan Parties or any of their property.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE 1 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ATTEST:		TRIUMPH GROUP, INC.

By:	/s/ John B. Wright	By:	/s/ M. David Kornblatt	(SEAL)
Name: John B. Wright II		Name: M. David Kornblatt
Title: Vice President, General Counsel, Secretary		Title: Sr. Vice President, CFO & Treasurer

[SIGNATURE PAGE 2 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Brian T. Vesey
Name: Brian T. Vesey
Title: Vice President

[SIGNATURE PAGE 3 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as Syndication Agent

By:	/s/ Mary K. Giermek
Name: Mary K. Giermek
Title: Senior Vice President

[SIGNATURE PAGE 4 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA, individually and as Documentation Agent

By:	/s/ Carol Castle
Name: Carol Castle
Title: Senior Vice President

[SIGNATURE PAGE 5 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Managing Agent

By:	/s/ Tracey E. Sawyer - Calhoun
Name: Tracey E. Sawyer - Calhoun
Title: Vice President

[SIGNATURE PAGE 6 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Managing Agent

By:	/s/ Deborah R. Winkler
Name: Deborah R. Winkler
Title: Vice President

[SIGNATURE PAGE 7 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

NATIONAL CITY BANK

By:
Name:
Title:

[SIGNATURE PAGE 8 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

SOVEREIGN BANK

By:	/s/ Alfred J. Doody
Name: Alfred J. Doody
Title: S.V.P.

[SIGNATURE PAGE 9 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

[SIGNATURE PAGE 10 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Nick Lotz
Name: Nick Lotz
Title: Vice President

[SIGNATURE PAGE 11 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ACCEPTED AND AGREED BY
GUARANTORS AS FOLLOWS:

NU-TECH BRANDS, INC.
TRIUMPH BRANDS, INC.
TRIUMPH GROUP ACQUISITION CORP.

By:	/s/ M. David Kornblatt
Name: M. David Kornblatt
Title: President and Treasurer of each of the above named companies

CBA MARINE SAS
CONSTRUCTIONS BREVETEES D’ALFORTVILLE SAS
MGP HOLDINGS SAS
TRIUMPH LOGISTICS-UK, LIMITED (f/k/a Triumph Aftermarket Services (Europe) Limited)
TRIUMPH CONTROLS (EUROPE) SAS
TRIUMPH INTERIORS LIMITED

By:	/s/ M. David Kornblatt
Name: M. David Kornblatt
Title: Director

TRIUMPH AFTERMARKET SERVICES INTERNATIONAL, LLC

By:	/s/ M. David Kornblatt
Name: M. David Kornblatt
Title: Director and Treasurer

[SIGNATURE PAGE 12 OF 12 TO THE
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS (cont.):

TRIUMPH AEROSPACE SYSTEMS - NEWPORT NEWS, INC.
TRIUMPH ACCESSORY SERVICES - GRAND PRAIRIE, INC.
TRIUMPH FABRICATIONS - FORT WORTH, INC. (f/k/a Aerospace Technologies, Inc.)
CBA ACQUISITION, LLC
TRIUMPH FABRICATIONS - HOT SPRINGS, INC. (f/k/a Chem-Fab Corporation)
TRIUMPH PROCESSING, INC. (f/k/a DV Industries, Inc.)
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC. (f/k/a EFS Aerospace, Inc.)
TRIUMPH ACTUATION SYSTEMS, LLC (f/k/a Frisby Aerospace, LLC)
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC (f/k/a HTD Aerospace, LLC)
HT PARTS, LLC
LAMAR ELECTRO-AIR CORPORATION
TRIUMPH AEROSPACE SYSTEMS - WICHITA, INC. (f/k/a Lee Aerospace, Inc.)
TRIUMPH STRUCTURES - KANSAS CITY, INC. (f/k/a Nu-Tech Industries, Inc.)
THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH AEROSPACE SYSTEMS GROUP, INC.
TRIUMPH AFTERMARKET SERVICES GROUP, INC.
TRIUMPH AIRBORNE STRUCTURES, INC. (formerly Airborne Nacelle Services, Inc.)
TRIUMPH AVIATIONS, INC.
TRIUMPH FABRICATIONS - SAN DIEGO, INC. (f/k/a Triumph Components - San Diego, Inc.)
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, LLC (f/k/a Triumph Controls, Inc.)

TRIUMPH ENGINEERED SOLUTIONS, INC. (formerly Stolper-
Fabralloy Company and Triumph Components - Arizona, Inc. and
successor by merger to Advanced Materials Technologies, Inc. and
Triumph Precision, Inc.)

TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GEAR SYSTEMS - MACOMB, INC. (formerly ACR Industries, Inc.)
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH INSTRUMENTS, INC. (f/k/a Triumph/JDC Company)
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH STRUCTURES - LOS ANGELES, INC. (formerly Hydro- Mill Co. and successor by merger to Ralee Engineering Co.)
TRIUMPH THERMAL SYSTEMS, INC.
TRIUMPH TURBINE SERVICES, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH INTERIORS, LLC

By:	/s/ M. David Kornblatt
Name: M. David Kornblatt
Title: Vice President and Treasurer of each of the above named companies

EXHIBIT 1.1(P)(1)

Pricing Grid(1)

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V	LEVEL VI
Basis for Pricing	If the Total Indebtedness to EBITDA Ratio is less than or equal to 2.00 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 2.00 to 1 but less than or equal to 2.50 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 3.00 to 1 but less than or equal to 3.50 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 3.50 to 1 but less than or equal to 4.00 to 1.	If the Company’s Total Indebtedness to EBITDA ratio is greater than 4.00 to 1.
Commitment Fee	17.5	20	25	30	35	40
Euro-Rate plus	62.5	87.5	112.5	137.5	162.5	200
Base Rate plus	0	0	0	0	0	0
Letter of Credit Fee	62.5	87.5	112.5	137.5	162.5	200

(1)                                 All prices are expressed in basis points per annum; basis points in “Euro-Rate” and “Base Rate” rows represent margins added to those rates in computing the interest rate(s) payable on the Revolving Credit Loans. Pricing levels are determined quarterly on the basis of the Total Indebtedness to EBITDA Ratio set forth in the compliance certificates submitted under Section 7.3.3. which shall be on a pro forma basis to take into account acquisitions made during such quarter, as more specifically described in Section 7.2.6(ii) and the requirements set forth in the definition of Consolidated Adjusted EBITDA. Changes in pricing levels will become effective on the fifth Business Day following the Administrative Agent’s receipt of a compliance certificate indicating a change in the Total Indebtedness to EBITDA Ratio which requires a change in pricing level, except that any changes in pricing levels relating to outstanding Borrowing Tranches of Loans in an Optional Currency shall be effective upon the expiration of the current Interest Period with respect to such Borrowing Tranches.

SCHEDULE 1.1(B)

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
Address for Notices: PNC Bank, National Association 1600 Market Street, 21st Floor Philadelphia, PA 19103 Attention: Frank A. Pugliese Telephone No. (215) 585-5961 Telecopier No. (215) 585-6987 Email: frank.pugliese@pncbank.com and Address of Lending Office: PNC Bank, National Association PNC Firstside Center, 4th Floor 500 First Avenue Pittsburgh, PA 15219 Attention: Lisa Pierce Telephone No. (412) 762-6442 Telecopier No. (412) 762-8672 Email: lisa.pierce@pncbank.com	$64,000,000	18.285714285%

Address for Notices: Citizens Bank of Pennsylvania 3025 Chemical Road, Suite 300 Plymouth Meeting, PA 19462 Attention: Carol Castle Telephone No.: (610) 941-8487 Telecopier No.: (610) 941-4136 Email: carol.p.castle@citizensbank.com Address of Lending Office: Citizens Bank of Pennsylvania 3025 Chemical Road, Suite 300 Plymouth Meeting, PA 19462 Attention: Carol Castle Telephone No.: (610) 941-8487 Telecopier No.: (610) 941-4136 Email: carol.p.castle@citizensbank.com	$60,000,000	17.142857143%

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
Address for Notices: Bank of America, NA 10 Light Street Baltimore, MD 21202 Attention: Mary Giermek Telephone No.: (410) 605-8181 Telecopier No. (410) 539-7508 Email: mary.giermek@bankofamerica.com Address of Lending Office: Bank of America, NA 10 Light Street Baltimore, MD 21202 Attention: Mary Giermek Telephone No.: (410) 605-8181 Telecopier No. (410) 539-7508 Email: mary.giermek@bankofamerica.com	$60,000,000	17.142857143%

Address for Notices: Manufacturers and Traders Trust Company 2055 South Queen Street York, PA 17406 Attention: Tracey Sawyer-Calhoun Telephone No.: (717) 771-4927 Telecopier No.: (717) 771-4914 Email: tsawyercalhoun@mandtbank.com Address of Lending Office: Manufacturers and Traders Trust Company 2055 South Queen Street York, PA 17406 Attention: Tracey Sawyer-Calhoun Telephone No.: (717) 771-4927 Telecopier No.: (717) 771-4914 Email: tsawyercalhoun@mandtbank.com	$35,000,000	10.00000000000%

Address for Notices: National City Bank One South Board Street Philadelphia, PA 19107 Attention: Susan Callahan	$26,000,000	7.428571429%

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE

Telephone No.: (267) 256-4040

Telecopier No.: (267) 256-4001

Email: susan.callahan@nationalcity.com

Address of Lending Office:

National City Bank

One South Board Street

Philadelphia, PA 19107

Attention: Susan Callahan

Telephone No.: (267) 256-4040

Telecopier No.: (267) 256-4001

Email: susan.callahan@nationalcity.com

Address for Notices: JPMorgan Chase Bank, N.A. 277 Park Avenue, Floor 16 New York, NY 10017 Attention: Lee Brennan Telephone No.: (212) 622-3623 Email: lee.brennan@jpmorgan.com Address of Lending Office: JPMorgan Chase Bank, N.A. 277 Park Avenue, Floor 16 New York, NY 10017 Attention: Lee Brennan Telephone No.: (212) 622-3623 Email: lee.brennan@jpmorgan.com	$35,000,000	10.00000000000%

Address of Notices: Sovereign Bank 2191 West Union Boulevard, 2nd Floor Bethlehem, PA 18018 Attention: Kim Tavares Telephone No.: (610) 317-8693 Telecopier No.: (610) 526-6214 Email: ktavares@sovereignbank.com Address of Lending Office: Sovereign Bank 2191 West Union Boulevard, 2nd Floor Bethlehem, PA 18018	$25,000,000	7.142857143%

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
Attention: Kim Tavares Telephone No.: (610) 317-8693 Telecopier No.: (610) 526-6214 Email: ktavares@sovereignbank.com

Address of Notices: Branch Banking and Trust Company 200 West Second Street Winston Salem, NC 27101 Attention: Robert Bass Telephone No.: (336) 733-2734 Telecopier No.: (336) 733-2740 Email: rbass@bbandt.com Address of Lending Office: Branch Banking and Trust Company 200 West Second Street Winston Salem, NC 27101 Attention: Robert Bass Telephone No.: (336) 733-2734 Telecopier No.: (336) 733-2740 Email: rbass@bbandt.com	$20,000,000	5.714285714%

Address of Notices: LaSalle Bank National Association 150 North Radnor Chester Road, Suite A220 Radnor, PA 19087 Attention: Nick Lotz Telephone No.: (484) 254-7120 Telecopier No.: (484) 254-7150 Email: nick.lotz@abnamro.com Address of Lending Office: LaSalle Bank National Association 150 North Radnor Chester Road, Suite A220 Radnor, PA 19087 Attention: Nick Lotz Telephone No.: (484) 254-7120 Telecopier No.: (484) 254-7150 Email: nick.lotz@abnamro.com	$25,000,000	7.142857143%

Total	$350,000,000	100.00000%